THIRD AMENDMENT
TO
LOAN AND SECURITY AGREEMENT

THIS THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT (this "**Amendment**") is entered into this 10th day of January, 2023 by and between **SILICON VALLEY BANK**, a California corporation ("**Bank**") and **AEHR TEST SYSTEMS**, a California corporation ("**Borrower**").

RECITALS

A. Bank and Borrower have entered into that certain Loan and Security Agreement dated as of January 13, 2020, as amended by that certain First Amendment to Loan and Security Agreement dated as of January 14, 2021 by and between Bank and Borrower, and as further amended by that certain Second Amendment to Loan and Security Agreement dated as of January 11, 2022 by and between Bank and Borrower (as the same may from time to time be further amended, modified, supplemented or restated, the "**Loan Agreement**").

B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Borrower has requested that Bank amend the Loan Agreement to (i) extend the Revolving Line Maturity Date, and (ii) make certain other revisions to the Loan Agreement as more fully set forth herein.

D. Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. **Definitions.** Capitalized terms used but not defined in this Amendment, including its preamble and recitals, shall have the meanings given to them in the Loan Agreement.

2. **Amendments to Loan Agreement.**

2.1 **Section 2.5 (Fees)**. Section 2.5 of the Loan Agreement is hereby amended by adding the following new section immediately following Section 2.5(d) therein, as Section 2.5(e):

> (e) Third Amendment Loan Fee; Anniversary Fee. (i) a fully earned, non-refundable amendment fee of Five Thousand Dollars ($5,000) on the Third Amendment Effective Date (the "**Third Amendment Loan Fee**"), and (ii) provided that Bank has determined in its sole discretion that Borrower has achieved the Performance Milestone, a fully earned, non-refundable anniversary fee of Five Thousand Dollars ($5,000) on January 13, 2024 (the "**Anniversary Fee**").

2.2 **Section 6.2 (Financial Statements, Reports)**. Section 6.2(a) of the Loan and Security Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

(a) (x) a Borrowing Base Statement and accounts receivable ledger report (and any schedules related thereto and including any other information requested by Bank with respect to Borrower's Accounts) (i) within seven (7) days after the end of each month, and (ii) with Borrower's Advance Request; and (y) a purchase order report, supported by invoice, packing list and customer purchase order copies, as Bank may request in its sole discretion (and any schedules related thereto) (a "**Purchase Order Report**"), within thirty (30) days prior to any Purchase Order Advance request and within thirty (30) days after the end of each month thereafter when such Purchase Order Advance remains outstanding (and for the avoidance of doubt, no Purchase Order Reports are required to be delivered to Bank each month so long as no Purchase Order Advances are outstanding);

2.3 Section 13 (Definitions).

(a) The following terms and their respective definitions as set forth in Section 13.1 of the Loan Agreement are hereby amended by deleting them in their entirety and replacing them with the following:

"**Obligations**" are Borrower's obligations to pay when due any debts, principal, interest, fees, Bank Expenses, the Anniversary Fee, and other amounts Borrower owes Bank now or later, whether under this Agreement, the other Loan Documents, or otherwise (other than the PPP Loan), including, without limitation, all obligations relating to Bank Services and interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank, and to perform Borrower's duties under the Loan Documents (other than the PPP Loan).

"**Revolving Line Maturity Date**" is January 13, 2024; provided that if Bank determines in its sole discretion that Borrower has achieved the Performance Milestone, the Revolving Line Maturity Date is January 13, 2025.

(b) Clause (a) of the definition of "Eligible Purchase Order" set forth in Section 13.1 of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

(a) Purchase Orders which would not be an Eligible Account within the earlier of (i) ninety (90) days following the date on which such Purchase Orders are received by Borrower or (ii) when such Purchase Orders are shipped and invoiced;

(c) The following new defined terms and their respective definitions are hereby added to Section 13.1 of the Loan Agreement in alphabetical order:

"**Liquidity**" means, at any time, the aggregate amount of Borrower's unrestricted and unencumbered cash held at such time by Borrower in Deposit Accounts or Securities Accounts maintained with Bank or its Affiliates, or that are in Deposit Accounts or Securities Accounts that are subject to Control Agreements in favor of Bank, minus the outstanding principal balance of any Advances.

"**Performance Milestone**" means Bank shall receive evidence satisfactory to Bank in its sole discretion that (i) Borrower has submitted an annual operating plan (including income statements and balance sheets, by quarter) no later than July 31, 2023 for the fiscal year ending May 31, 2024, in form and substance acceptable to Bank in its sole discretion, <u>and</u> (ii) Borrower has achieved a minimum Liquidity of at least Twenty Million Dollars ($20,000,000) by the end of the November 30, 2023 reporting period and tested by Bank not later than December 31, 2023.

"**Third Amendment Effective Date**" is January 10, 2023.

2.4 Exhibit B (Compliance Statement). The Compliance Statement appearing as Exhibit B to the Loan and Security Agreement is hereby deleted in its entirety and replaced with the Compliance Statement attached hereto as Exhibit B. From and after the date hereof, all references in the Loan Agreement to the Compliance Statement shall be deemed to refer to the Compliance Statement in the form attached hereto as Exhibit B.

3. Limitation of Amendments.

3.1 The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1 Immediately prior to and after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3 The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with,

or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors' rights.

5. Reaffirmation of Obligations. Borrower (a) ratifies, confirms, and reaffirms the Obligations and (b) acknowledges and agrees that (i) each of the Loan Documents remain in full force and effect in accordance with the original terms, except as expressly modified hereby and (ii) the Loan Agreement and the other Loan Documents shall continue to secure all Obligations as stated therein.

6. Reaffirmation of Security Interest in the Collateral. Borrower acknowledges and agrees that (a) the security interests and Liens in the Collateral granted by Borrower under Loan Documents shall remain in place, unimpaired by the transactions contemplated by this Agreement, and Bank's priority with respect thereto shall not be affected hereby or thereby and (b) the Loan Documents shall continue to secure all Obligations as set forth therein. Nothing in this Agreement is intended to impair or limit the validity, priority or extent of Bank's security interests in and Liens upon the Collateral.

7. Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

8. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

9. Post-Closing Condition. Unless otherwise provided in writing, within thirty (30) days of the date hereof, Bank shall have received, in form and substance satisfactory to Bank, evidence that the insurance policies and endorsements required by Section 6.7 of the Loan Agreement are in full force and effect, together with appropriate evidence showing lender loss payable, waiver of subrogation and additional insured clauses or endorsements in favor of Bank.

10. Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, (b) the due execution and delivery by Borrower to Bank of the updated and completed Perfection Certificate, (c) Borrower's payment of the Third Amendment Loan Fee, and (d) payment of Bank's legal fees and expenses in connection with the negotiation and preparation of this Amendment.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BORROWER:

AEHR TEST SYSTEMS

DocuSigned by:

By Kenneth Spink

Name: Kenneth Spink
Title: Vice President of Finance and CFO

BANK:

SILICON VALLEY BANK

DocuSigned by:

By Anthony DeSantis

Name: Anthony DeSantis
Title: Vice President

EXHIBIT B
COMPLIANCE STATEMENT

TO: SILICON VALLEY BANK Date:______________________
FROM: AEHR TEST SYSTEMS

Under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the "**Agreement**"), Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below. Attached are the required documents evidencing such compliance, setting forth calculations prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under "Complies" column.

Reporting Covenants	Required	Complies
Monthly financial statements with Compliance Statement	Monthly within 30 days	Yes No
Annual financial statements (CPA Audited)	FYE within 180 days	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No
A/R & A/P Agings, Deferred Revenue report and detailed Account Debtor listing	Monthly within 30 days	Yes No
Borrowing Base Statements and A/R Ledger report	(i) within 7 days of month end, and (ii) with each Advance Request	Yes No
Purchase Order Report	Within 30 days prior to any Purchase Order Advance request and within 30 days of the end of each month thereafter when such Purchase Order Advance remains outstanding (no Purchase Order Reports are required to be delivered each month when no Purchase Order Advances are outstanding)	Yes No
Board approved projections	Within 60 days of the earlier of Board approval or FYE, and as amended/updated	Yes No

Performance Pricing		Applies
Account Advances:		
Adjusted Quick Ratio ≤ 1.25:1.00	greater of (i) Prime + 1.00% or (ii) 3.25% (Level I)	Yes No
1.25:1.00 < Adjusted Quick Ratio ≤ 1.50:1.00	greater of (i) Prime + 0.50% or (ii) 3.25% (Level II)	Yes No
Adjusted Quick Ratio > 1.50:1.00	greater of (i) Prime + 0.0% or (ii) 3.25% (Level III)	Yes No
Purchase Order Advances:		
Adjusted Quick Ratio ≤ 1.25:1.00	greater of (i) Prime + 1.50% or (ii) 3.75% (Level I)	Yes No
1.25:1.00 < Adjusted Quick Ratio ≤ 1.50:1.00	greater of (i) Prime + 1.00% or (ii) 3.75% (Level II)	Yes No
Adjusted Quick Ratio > 1.50:1.00	greater of (i) Prime + 0.50% or (ii) 3.75% (Level III)	Yes No

The following performance pricing analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this statement.

The following are the exceptions with respect to the statements above: (If no exceptions exist, state "No exceptions to note.")

Schedule 1 to Compliance Statement

Performance Pricing

In the event of a conflict between this Schedule and the Agreement, the terms of the Agreement shall govern.

Dated: ____________________

I. **Adjusted Quick Ratio**

Actual: ___________:1.00

A.	Aggregate value of the unrestricted and unencumbered cash of Borrower maintained with Bank and its Affiliates	$______
B.	Aggregate value of cash held in Collateral Accounts for which Borrower has executed and delivered to Bank, a Control Agreement	$______
C.	Aggregate value of net billed accounts receivable of Borrower	$______
D.	Aggregate value of Borrower's intercompany Accounts	$______
E.	Quick Assets (Line A, plus Line B, Line C, minus Line D)	$______
F.	Aggregate value of Obligations to Bank that mature within one (1) year	$______
G.	Aggregate value of obligations that should, under GAAP, be classified as liabilities on Borrower's consolidated balance sheet that mature within one (1) year, including all Indebtedness and current portion of Subordinated Debt permitted by Bank to be paid by Borrower (if any) that mature within one (1) year, but excluding all other Subordinated Debt that matures within one (1) year, excluding amounts reflected in F above	$______
H.	Aggregate value of Borrower's intercompany accounts payable	$______
I.	Borrower's short-term operating lease obligations	$______
J.	Total Liabilities (Line G, minus Line H, minus Line I)	$______
K.	Current Liabilities (the sum of Lines F and J)	$______
L.	Aggregate value of all amounts received or invoiced by Borrower in advance of performance under contracts and not yet recognized as revenue	$______
M.	Borrower's short-term operating lease liability	$______
N.	Borrower's intercompany accounts payable	$______
O.	Line K minus Line L minus Line M minus Line N	$______
P.	Adjusted Quick Ratio (line E divided by line O)	______:1.00